Exhibit 99.1
First Niagara and NewAlliance Complete Merger to Create Northeast
Regional Bank with more than $30 billion in Assets
— All NewAlliance branches in Connecticut and Massachusetts to open as
First Niagara locations on Monday, April 18 —
— NewAlliance directors Coady, Highsmith and Woodson join First Niagara’s Board —
BUFFALO, N.Y. — April 15, 2011 — First Niagara Financial Group, Inc. (Nasdaq: FNFG) today completed its merger with NewAlliance Bancshares, Inc., combining two strong and successful banks to form an institution with more than $30 billion in assets and $18 billion in deposits serving communities across Connecticut, Massachusetts, Pennsylvania and Upstate New York.
“We’re excited to bring our added strength, capacity and conviction to the region, and to build on what NewAlliance has effectively delivered over the years for the benefit of its customers, residents and community at-large,” First Niagara President and Chief Executive Officer John R. Koelmel said. “The additional lending and support we will provide all segments of the market will provide real economic stimulus and growth to the region and as in our other markets, our New England leadership team will be empowered to not only make credit available to local consumers and businesses, but to also provide exceptional service and good corporate citizenship. The same great employees that customers have come to know and trust are now even better positioned to make more good things happen.”
On April 18, all NewAlliance branches in Connecticut and Massachusetts are to open as First Niagara Bank locations. Also on Monday, the NewAlliance bank building on Church Street in New Haven will become First Niagara’s New England Regional Market Center, home to David Ring, New England Regional President as well as other in-market leadership and team members focused on meeting the needs of customers and communities across Connecticut and Massachusetts.

In connection with the completion of the merger, three NewAlliance directors will join First Niagara’s Board.
•	Roxanne J. Coady, a Branford, Conn., resident, will serve a one-year term.
•	Carlton L. Highsmith, a Middlebury, Conn., resident, will serve a two-year term.
•	Nathaniel D. Woodson, a North Haven, Conn., resident, will serve a one-year term.
“We are very pleased to have three experienced NewAlliance directors from Connecticut joining our Board,” First Niagara Chairman G. Thomas Bowers said. “We look forward to their collective energy, expertise and experience.”
Roxanne J. Coady is the Founder, President and Chief Executive Officer of R.J. Julia Booksellers, Ltd. which has been named Publishers Weekly Bookseller of the Year and Business New Haven’s Small Business of the Year. She is also the Founder of an on-line retailer, JustTheRightBook.com.
Coady was a former National Tax Director and Partner in BDO Seidman, the Chairman of the Tax Division of the New York State Society of CPAs and the Chairman of the Partnership Committee Task Force of the American Institute of CPAs.
Coady has also served as a Delegate for the White House Conference on Small Business. She is the Founder and Chair of Read to Grow, a statewide literacy organization. Coady’s business and community involvement also includes the Boards of the Connecticut Business and Industry Association, Governor’s Early Childhood Research and Policy Council, Foote School and the Kenyon Review.
Coady served on the NewAlliance Board since the company’s formation, and served on the Board of its predecessor, New Haven Savings Bank, since 1995.
Coady will serve on the First Niagara Audit Committee and Risk Committee.
Carlton L. Highsmith founded and was President and CEO of The Specialized Packaging Group based in the New Haven area. Under his leadership it grew to become one of the nation’s leading producers of paperboard packaging. In 2009, he merged his company with PaperWorks Industries to form the third largest integrated recycled paperboard packaging company in North America. Highsmith assumed the role of Vice Chairman of the Board.

Highsmith is a Trustee of Quinnipiac University, Chairman of I Have A Dream, New Haven, a Director of Achievement First, which provides governance to charter schools and Amistad Academy Charter School in New Haven. Highsmith serves on the Federal Reserve Bank of Boston Community Development Advisory Council of New England. He is also a member of the Yale New Haven Hospital Board of Trustees where he serves on the Finance and Budget Committee.
Highsmith was appointed to the NewAlliance Board of Directors in October 2006.
Highsmith will serve on the First Niagara Governance/Nominating Committee.
Nathaniel D. Woodson is the former Chairman, President, and Chief Executive Officer of UIL Holdings Corporation and its subsidiary, United Illuminating Company. Previously, he was President of the Energy Systems Business Unit for Westinghouse Electric Corporation. He was responsible for the company’s global, commercial and nuclear power generation activities and received the Westinghouse Order of Merit, the company’s highest honor in recognition of his leadership in Total Quality.
Woodson has served as Chairman of the Regional Leadership Council and the Regional Growth Partnership in the Greater New Haven area. He was a member of the Advisory Committee on Investor Responsibility at Yale University and a Member of the Governor’s Council on Competitiveness and Technology. Woodson was co-chair of the Governor’s Committee to redesign Connecticut’s Vo-Tech High Schools. He also served as a member of the Board of C.U.R.E. and Yale New Haven Hospital. He was a recipient of the Connecticut Anti-Defamation League’s highest honor, the torch of Liberty Award and the Elm and Ivy Award, from Yale and the City of New Haven.
Woodson served on the NewAlliance Board since the company’s formation, and served on the Board of its predecessor, New Haven Savings Bank, since 2000.
Woodson will serve on the First Niagara Audit Committee and Executive Committee.
“This merger will benefit all of our stakeholders,” Koelmel added. “Our combined capital strength, credit quality, lending record and community commitment will benefit our new customers and communities. Our success also provides new and exciting career opportunities for our employee team. And our growth strategy, predicated on ‘playing offense’ while achieving best-in-class operating performance and efficiency, will continue to create additional shareholder value.”

In connection with the transaction, NewAlliance stockholders will receive approximately $200 million in cash consideration and approximately 94 million shares of First Niagara common stock. Based on First Niagara’s closing stock price today of $14.00 per share, the transaction is valued at approximately $1.5 billion.
Based on the final election results, NewAlliance stockholders who made elections for stock or cash will receive their respective considerations as elected. NewAlliance stockholders who failed to make an election, or chose to make no election, will receive a combination of stock and cash.
About First Niagara
First Niagara Financial Group, Inc., through its wholly owned subsidiary, First Niagara Bank, N.A., has more than $30 billion in assets, $18 billion in deposits and 300 branches across Upstate New York, Pennsylvania, Connecticut and Massachusetts. First Niagara Bank, N.A. is a community-oriented bank providing financial services to individuals, families and businesses. For more information, visit www.fnfg.com.
Forward Looking Statements
This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about First Niagara, NewAlliance and the merger. There are several factors — many beyond First Niagara’s control — that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of factors that may cause actual results to differ from expectations, please see First Niagara and NewAlliance’s respective Annual Reports on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

First Niagara Contacts

Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 819-5921
leslie.garrity@fnfg.com

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